UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

Lapolla Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322, Houston, Texas 77032

(Address of Principal Executive Offices and Zip Code)

(281) 219-4700

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.

FORM 8-K

May 14, 2014

INDEX

		Page

SECTION 8	OTHER EVENTS	1

Item 8.01	Other Events	1

SIGNATURES		2

(i)

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

(a) Stock Options Granted

(i) On May 14, 2014, the Company granted five-year stock options to Richard J. Kurtz, Chairman of the Board and principal stockholder, for an aggregate of 400,000 shares of the Company’s common stock, par value $0.01 per share, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant, determined based on the per share closing price on such date, or $0.54 per share. The foregoing stock options vest over a period of two (2) years at the rate of 200,000 options on May 14, 2015 and May 14, 2016, respectfully, and once vested, are immediately exercisable. Upon commencement of a change in control, all unvested stock options automatically vest.

(ii) On May 14, 2014, the Company extended for an additional three (3) year period, previously vested stock options held by Michael T. Adams, a director and officer, for an aggregate of 80,000 shares of the Company’s common stock, par value $0.01 per share. Such stock options had been previously granted on July 12, 2005 at an exercise price of $0.67 per share and were due to expire July 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2014	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

2